UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 14, 2011

Angeion Corporation
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

001-13543	41-1579150
(Commission File Number)	(IRS Employer Identification No.)

350 Oak Grove Parkway Saint Paul, Minnesota	55127-8599
(Address of principal executive offices)	(Zip Code)

651-484-4874
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2011, the Board of Directors of Angeion (the “Company”) appointed Gregg O. Lehman, Ph.D., as Chief Executive Officer of the Company effective immediately. As disclosed in an earlier Form 8-K, Dr. Lehman was appointed as Interim Chief Executive Officer of the Company effective May 25, 2011. In connection with his appointment as Chief Executive Officer, the Board did not make any change to Dr. Lehman’s compensation, which it had established at $320,000 per year when it named him Interim Chief Executive Officer. The Angeion Board of Directors and Compensation Committee are in the process of reviewing the most appropriate incentive-based and equity-based compensation to align Dr. Lehman’s interests with those of Angeion shareholders, and expects to make a decision at a future date.

In addition, on July 14, 2011, the Board of Directors appointed Dr. Lehman as a director of the Company for a term ending at the 2012 Annual Meeting of Shareholders.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following are filed as Exhibits to this Report:

Exhibit No.	Description of Exhibit

99.1	Angeion Corporation Press Release dated July 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGEION CORPORATION

Dated: July 20, 2011	By	/s/ Robert M. Wolf
Robert M. Wolf
Chief Financial Officer